UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 19, 2021

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 per share	MAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

3.375% Senior Notes due 2026 and 3.750% Senior Notes due 2029

On March 19, 2021, Mattel, Inc. (the “Company” or the “Issuer”) issued (i) $600,000,000 aggregate principal amount of 3.375% Senior Notes due 2026 (the “2026 Notes”) and (ii) $600,000,000 aggregate principal amount of 3.750% Senior Notes due 2029 (the “2029 Notes” and, together with the 2026 Notes, the “Notes” and each a “series” of the Notes). The 2026 Notes were issued pursuant to an indenture dated March 19, 2021 (the “2026 Notes Indenture”), among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”). The 2029 Notes were issued pursuant to an indenture dated March 19, 2021 (the “2029 Notes Indenture” and, together with the 2026 Notes Indenture, the “Indentures” and each, an “Indenture”), among the Company, the guarantors named therein and the Trustee. The Notes of each series pay interest semi-annually in arrears. The Notes were offered in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act.

Optional Redemption Provisions and Change of Control Triggering Event

At any time prior to April 1, 2023, in the case of the 2026 Notes, or April 1, 2024, in the case of the 2029 Notes, upon not less than 10 nor more than 60 days’ notice, the Notes of each series will be redeemable at the Issuer’s option, in whole at any time or in part from time to time, at a price equal to 100% of the principal amount of the Notes redeemed, plus a make-whole premium as set forth in the applicable Indenture, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date. Beginning April 1, 2023, in the case of the 2026 Notes, or April 1, 2024, in the case of the 2029 Notes, the Issuer may redeem the Notes of such series, at its option, in whole at any time or in part from time to time, subject to the payment of a redemption price together with accrued and unpaid interest, if any, to (but not including) the applicable redemption date. The redemption price includes a call premium that varies (from 0% to 1.688%, in the case of the 2026 Notes, or from 0% to 1.875%, in the case of the 2029 Notes) depending on the year of redemption.

In addition, at any time prior to April 1, 2023, in the case of the 2026 Notes, or April 1, 2024, in the case of the 2029 Notes, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes of such series at a redemption price equal to 103.375%, in the case of the 2026 Notes, or 103.750%, in the case of the 2029 Notes, of the principal amount thereof, together with accrued and unpaid interest, if any, to (but not including) the applicable redemption date, with the net cash proceeds of sales of one or more equity offerings by the Issuer or any direct or indirect parent of the Issuer.

The holders of the Notes have the right to require the Issuer to repurchase the Notes of any series at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of repurchase upon the occurrence of a Change of Control Triggering Event (as defined in the Indentures). If at any time holders of not less than 90% of the principal amount of the outstanding Notes of a series accept a change of control offer, the Issuer or a third party will have the right to redeem all of the Notes of such series then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of repurchase.

Ranking

The Notes of each series are the Issuer’s and the guarantors’ senior unsecured obligations. The Notes of each series are guaranteed by the Issuer’s existing and, subject to certain exceptions, future wholly owned domestic restricted subsidiaries that guarantee the Issuer’s senior secured revolving credit facilities (as defined below) or certain other indebtedness. Under the terms of the applicable Indenture, the Notes of each series rank equally in right of payment with all of the Issuer’s and the guarantors’ existing and future senior debt, including the Issuer’s Existing Notes (as defined in the Indentures) and borrowings under the senior secured revolving credit facilities, and rank senior in right of payment to the Issuer’s and guarantors’ existing and future debt and other obligations that expressly provide for their subordination to the Notes. The Notes of each series are structurally subordinated to all of the existing and future liabilities, including trade payables, of the Issuer’s subsidiaries that do not guarantee the Notes of each series (including the Canadian Revolving Subfacility, the French Revolving Subfacility, the Spanish Revolving Subfacility, the European (GNU) Revolving Subfacility and the Australian Revolving Subfacility (each as defined in the Credit Agreement (as defined below) related to the senior secured revolving credit facilities) and are effectively subordinated to the Issuer’s and the guarantors’ existing and future senior secured debt to the extent of the value of the collateral securing such debt (including borrowings under the senior secured revolving credit facilities). The guarantees are, with respect to the assets of the guarantors of the Notes of each series, structurally senior to all of the Issuer’s existing indebtedness, future indebtedness or other liabilities that are not guaranteed by such guarantors, including the Issuer’s obligations under the Existing Non-Guaranteed Notes (as defined in the Indentures).

Restrictive Covenants

The Indentures contain covenants that limit the Issuer’s (and some of its subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends on or make other distributions in respect of their capital stock or make other restricted payments; (iii) make investments in unrestricted subsidiaries; (iv) create liens; (v) enter into certain sale/leaseback transactions; (vi) merge or consolidate, or sell, transfer or otherwise dispose of substantially all of their assets; and (vii) designate subsidiaries as unrestricted.

The foregoing summary of the Indentures is qualified in its entirety by reference to the actual text of the Indentures, copies of which are filed herewith as Exhibits 4.1 and 4.2.

Use of Proceeds

The net proceeds from the offering, together with cash on hand, have been used to redeem $1,225 million in aggregate principal amount of the Company’s outstanding 6.750% Senior Notes due 2025 (the “2025 Notes”) and pay related prepayment premiums and transaction fees and expenses. On March 9, 2021, the Company issued a conditional notice of partial redemption to holders of the 2025 Notes for the redemption of $1,225 million aggregate principal amount of the 2025 Notes at a redemption price equal to 105.063% of the principal amount of the 2025 Notes being redeemed plus accrued and unpaid interest to (but not including) the redemption date. The Company consummated the partial redemption of the 2025 Notes on the same day as the Company completed the issuance of the Notes. Following completion of the partial redemption of the 2025 Notes, $275 million aggregate principal amount of the 2025 Notes remains outstanding.

Fourth Amendment to Syndicated Facility Agreement

On March 19, 2021, the Company entered into an amendment (the “Amendment”) to the Syndicated Facility Agreement, dated as of December 20, 2017 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and the Existing Credit Agreement, as amended by the Amendment, the “Credit Agreement”), among the Company, as a borrower and guarantor thereunder, certain of the Company’s domestic and foreign subsidiaries, as additional borrowers and/or guarantors thereunder, Bank of America, N.A., as global administrative agent, collateral agent and Australian security trustee, and the other lenders and financial institutions party thereto.

The Amendment amends certain terms of the Existing Credit Agreement, including, but not limited to, amendments to certain components of the borrowing base, a reduction of the aggregate principal amount of the senior secured revolving credit facilities (the “senior secured revolving credit facilities”) from $1.6 billion to $1.4 billion and an extension of the maturity date thereof. Each of the facilities under the Credit Agreement will now mature, and lending commitments thereunder will now terminate, on March 19, 2024.

The foregoing summary of the Amendment is qualified in its entirety by reference to the actual text of the Amendment, a copy of which is filed herewith as Exhibit 10.1.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of March 19, 2021, by and among the Issuer, the guarantors named therein, and U.S. Bank National Association, as Trustee, related to the Company’s 3.375% Senior Notes due 2026

4.2	Indenture, dated as of March 19, 2021, by and among the Issuer, the guarantors named therein, and U.S. Bank National Association, as Trustee, related to the Company’s 3.750% Senior Notes due 2029

4.3	Form of 3.375% Senior Note due 2026 (included in Exhibit 4.1)

4.4	Form of 3.750% Senior Note due 2029 (included in Exhibit 4.2)

10.1	Fourth Amendment to Syndicated Facility Agreement, dated as of March 19, 2021, by and among the Company, each of the other borrowers and guarantors party thereto, the lenders signatory thereto and Bank of America, N.A., as Administrative Agent, Collateral Agent and Australian Security Trustee

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/s/ Jonathan Anschell
Name: Jonathan Anschell
Title: Executive Vice President, Chief Legal Officer and Secretary

Dated: March 19, 2021